Exhibit 99.1

LAYNE CHRISTENSEN

ANNOUNCES DEFINITIVE AGREEMENT TO SELL ITS

HEAVY CIVIL BUSINESS

THE WOODLANDS, TEXAS, Thursday, February 9, 2017 – Layne Christensen Company (NASDAQ: LAYN) (“Layne” or the “Company”) today announced that it has signed a definitive agreement to sell substantially all of its Heavy Civil business to a newly-formed entity owned by private investors, including members of the current Heavy Civil senior management team.  The sale is the culmination of an extensive process to divest the business.

The transaction, which is expected to close in approximately 90 days, is subject to certain customary terms and closing conditions.   The sale price for the Heavy Civil business is approximately $10.1 million, consisting of at least $6.4 million in cash, with the remainder consisting of Layne common stock currently owned by the investors.  The Layne stock will be valued based upon Layne‘s volume weighted average share price during the 10 days prior to closing.

The Company currently estimates that the transaction will result in a book loss in the first quarter of fiscal 2018.  The net book value of the Heavy Civil business being sold was approximately $22.6 million as of October 31, 2016.

Michael J. Caliel, President and Chief Executive Officer of Layne, commented, "The sale of our Heavy Civil business is consistent with our previously-announced strategy to simplify and restructure our operating portfolio.   The closing of this transaction enables us to focus on our core water-related businesses and reduce our risk exposure to large construction projects, while also positioning Layne to improve its profitability in a growing water and water infrastructure industry.”

Stinson Leonard Street LLP acted as exclusive legal advisor, and Houlihan Lokey acted as exclusive financial advisor to Layne on this transaction.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements may include, but are not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of management's intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as "should," "intend," "continue," "believe," "may," "hope," "anticipate," "goal," "forecast," "plan," "estimate" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to:  prevailing prices for various commodities, unanticipated slowdowns in the Company's major markets, the availability of credit, the risks and uncertainties normally incident to the construction industry, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this filing, and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

About Layne

Layne is a global solutions provider to the world of essential natural resources—water, mineral and energy. We offer innovative, sustainable products and services with an enduring commitment to safety, excellence and integrity.

Contacts

J. Michael Anderson

Chief Financial Officer

281-475-2694

michael.anderson@layne.com

Dennard Lascar Associates

Jack Lascar

713-529-6600

jlascar@dennardlascar.com

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